Exhibit 99.2
CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC
Members of the Board of Directors
MainLine Management LLC, as general partner of Buckeye GP Holdings L.P.
One Greenway Plaza, Suite 600
Houston, Texas 77046

RE:	Proxy Statement of Buckeye GP Holdings L.P. included in the proxy statement / prospectus, which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Buckeye Partners, L.P.
Members of the Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated June 10, 2010, to the Board of Directors of MainLine Management LLC, as general partner of Buckeye GP Holdings L.P. (“Holdings”), included as Annex F to the Proxy Statement of Holdings included in the proxy statement/prospectus, which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Buckeye Partners, L.P. (the “Registration Statement”) filed with the Securities and Exchange Commission on September 13, 2010 and the references to our firm and our opinion in such Proxy Statement under the headings “SUMMARY— Opinion of the Holdings Board’s Financial Advisor,” “SPECIAL FACTORS—Background of the Merger,” “SPECIAL FACTORS— Recommendation of the Holdings Board and Its Reasons for the Merger” and “SPECIAL FACTORS— Opinion of Credit Suisse Securities (USA) LLC—Financial Advisor to the Holdings Board.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Dated: September 13, 2010
/s/ Credit Suisse Securities (USA) LLC
CREDIT SUISSE SECURITIES (USA) LLC